EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                             JAWS TECHNOLOGIES, INC.
                              a Nevada corporation

        We the undersigned President and Secretary of JAWS Technologies, Inc., a Nevada corporation, do hereby certify:

        That the Board of Directors of said corporation adopted a resolution by written consent without a meeting pursuant to the provisions of Section 78.196 of the Nevada Revised Statutes to amend the original articles as follows:

        Article VI, Section 1 is hereby amended to read as follows:

        Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 100,000,000 shares of Capital Stock at $.001 par value per share as set forth in subsections (a) and (b) of this
Section 1 of Article VI.

        (a) The total number of shares of Common Stock which this Corporation is authorized to issue is 95,000,000 shares at $.001 par value per share.

        (b) The total number of shares of Preferred Stock which the Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.

        The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation if 8,70,000, that said change(s) and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                   /s/Robert Kubbernus
                                                  -----------------------------
                                                   Robert Kubbernus, President

                                                   /s/Vikki Robinson
                                                  -----------------------------
                                                   Vikki Robinson, Secretary





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        Pursuant to NRS 78.385 and 78.390, the undersigned President and
Secretary of "E-Biz" Solutions, Inc. do hereby certify:

        That the following amendments to the articles of incorporation were unanimously approved by the Board of Directors of said corporation by written consent in lieu of a special meting of the Board of Directors dated March 11, 1998 and by a majority of the outstanding shares entitled to vote.

        Article I is hereby amended to read as follows:

               The exact name of this Corporation is JAWS Technologies, Inc.

        This Certificate of Amendment to the Articles of Incorporation may be signed in two or more counterparts,

                                            /s/ Robert Kubbernus
                                           ------------------------------
                                            Robert Kubbernus, President


                                            /s/ Timothy Delaney
                                           ------------------------------
                                            Timothy Delaney, Secretary

Province of Alberta          )
                             )ss.
City of Calgary              )

On the 23rd day of March, 1998, personally appeared before me, a Notary Public, Robert Kubbernus, President of the above-mentioned Corporation, who acknowledged that he executed the above instrument.

                                            /s/ David M. Bickman
                                           ------------------------------
                                            Signature of Notary
(Notary stamp or seal)

Province of _____________    )
                             )ss.
City of _________________    )

Province of _____________    )
                             )ss.
City of _________________    )


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On the ____ day of ___________, 1998, personally appeared before me, a Notary
Public, Timothy Delaney, Secretary of the above-mentioned Corporation, who acknowledged that he executed the above instrument.

                                           ------------------------------
                                            Signature of Notary


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